UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 5, 2013

Midstates Petroleum Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4400 Post Oak Parkway, Suite 1900 Houston, Texas	77027
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On March 5, 2013, Midstates Petroleum Company, Inc. (the “Company”) issued a press release, with financial statements and schedules, a copy of which was attached as Exhibit 99.1 to the Company’s Form 8-K furnished on March 5, 2013.  Subsequently, the Company determined that the unaudited statement of operations for the three months and year ended December 31, 2012 should be revised to reflect the impact of the undeclared Series A Preferred Stock dividend, payable at the Company’s option in cash or in common shares upon the conversion of the Series A Preferred Stock into common shares, on net income (loss) available to common shareholders and basic and diluted earnings per share, which revisions represent a non-cash adjustment to net income (loss)  available to common shareholders and basic and diluted earnings per share for the three months and the year ended December 31, 2012.   Furnished with this report as Exhibit 99.1 are the Company’s unaudited consolidated statements of operations for the three months ended December 31, 2012 and 2011 and for the year ended December 31, 2012 and 2011, as so revised.

The Company will make the same correction to the version of the news release available on its website.

The information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Midstates Petroleum Company, Inc. Unaudited Consolidated Statements of Operations for the three months ended December 31, 2012 and 2011 and for the year ended December 31, 2012 and 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: March 21, 2013
	By:	/s/ Eric J. Christ
Eric J. Christ
Assistant Corporate Secretary

EXHIBIT INDEX

No.		Description

99.1	—	Midstates Petroleum Company, Inc. Unaudited Consolidated Statements of Operations for the three months ended December 31, 2012 and 2011 and for the year ended December 31, 2012 and 2011